Exhibit 10.1
FOURTH AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
     It is hereby agreed as of the 29th day of June, 2007, by and between HALIFAX CORPORATION, a Virginia corporation (“Halifax”), HALIFAX ENGINEERING, INC., a Virginia corporation (“Engineering”), MICROSERV LLC, a Delaware limited liability company (“Microserv”) and HALIFAX ALPHANATIONAL ACQUISITION, INC., a Delaware corporation (“AlphaNational”; collectively with Halifax, Engineering and Microserv, “Borrower”), and PROVIDENT BANK, a Maryland banking corporation (“Bank”), of Baltimore, Maryland, and the successor by merger to Southern Financial Bank that this Fourth Amended and Restated Loan and Security Agreement (the “Agreement”) combines, amends and replaces the Third Amended and Restated Loan and Security Agreement dated July 6, 2006 executed by Borrower and Bank, as amended. The terms of the Agreement are as follows:
I.	DEFINITIONS
A.	Specific Definitions. The following terms have the following definitions (each definition is equally applicable to the singular and plural forms of the terms used, as the context requires):
1.	“Account Debtor” means any person or entity who is or who may become obligated to make payments to Borrower, including, but not limited to, payments owed to Borrower under, with respect to, or on account of Receivables.

2.	“Assignment of Claims Act” means, collectively, the Assignment of Claims Act of 1940, as amended, 31 U.S.C. § 3727, 41 U.S.C. § 15, any applicable rules, regulations and interpretations issued pursuant thereto, and any amendments to any of the foregoing.

3.	“Auxiliary Borrowing Base” has the meaning ascribed to such term in the Formula Advance Addendum executed the date hereof by and between Borrower and Bank.

4.	“Auxiliary Maximum Credit Amount” means One Million Dollars ($1,000,000).

5.	“Auxiliary Revolver Facility” means the revolver loan facility extended by Bank to Borrower pursuant to Paragraph II.A.2 of this Agreement and otherwise in accordance with the terms of this Agreement.

6.	“Borrowing Base” has the meaning ascribed to such term in the Formula Advance Addendum executed the date hereof by and between Borrower and Bank.

7.	“Collateral” means all of the now owned and hereafter acquired assets, properties and property rights of Borrower with respect to which Borrower has at any time granted a security interest or lien to Bank or has at any time otherwise assigned or pledged to Bank as security for any of the Obligations.

8.	“Equipment” means all of the now owned and hereafter acquired machinery, equipment, furniture, fixtures (whether or not attached to real property), vehicles, supplies and other personal property of Borrower other than inventory, including any leasehold interests therein and all substitutions, replacement parts and annexations thereto, and including all improvements and accessions thereto and all spare parts, tools, accessories and attachments now owned or hereafter acquired in connection therewith, and any maintenance agreements applicable thereto, and all proceeds and products thereof, including sales proceeds, and all rights thereto.

9.	“G.A.A.P.” means, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

10.	“Government” means the United States of America or any agency or instrumentality thereof.

11.	“Government Contract” means any contract with the Government under which Borrower is the prime contractor.

12.	“Inventory” means all of Borrower’s now owned and hereafter acquired inventory, wherever located, including, but not limited to, goods, wares, merchandise, materials, raw materials, parts, containers, goods in process, finished goods, work in progress, bindings or component materials, packaging and shipping materials and other tangible or intangible personal property held for sale or lease or furnished or to be furnished under contracts of service or which contribute to the finished products or the sale, promotion, storage and shipment thereof, all goods returned for credit, repossessed, reclaimed or otherwise reacquired by Borrower, whether located at facilities owned or leased by Borrower, in the course of transport to or from Account Debtors, placed on consignment, or held at storage locations, and all proceeds and products thereof and all rights thereto, including, but not limited to all sales proceeds, all chattel paper related to any of the foregoing and all documents, including, but not limited to, documents of title, bills of lading and warehouse receipts related to any of the foregoing.

13.	“Line of Credit” means any line of credit facility extended by Bank to Borrower pursuant to Paragraph II.A.1 of this Agreement and otherwise in accordance with the terms of this Agreement.

14.	“Loan” means one or more credit facilities, including any Line of Credit and the Auxiliary Revolver Facility, provided by Bank to Borrower pursuant to the terms of this Agreement and all accompanying Loan documents, including, but not limited to, one or more promissory notes of Borrower payable to the order of Bank, as the same may be amended, modified, extended, renewed, supplemented, restated or replaced from time to time.

15.	“Maximum Line of Credit Amount” means Ten Million Dollars ($10,000,000) less any amounts outstanding pursuant to the Auxiliary Revolver Facility.

16.	“Obligations” means collectively the obligations of Borrower to pay to Bank: (i) any and all sums due to Bank under or pursuant to the Loan or otherwise under the terms of this Agreement or any accompanying Loan documents; (ii) any and all sums advanced by Bank to preserve or protect the Collateral or to preserve, protect, or perfect Bank’s security interests and liens in the Collateral; (iii) the expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by Bank of Bank’s rights in the event of a default by Borrower, together with Bank’s attorneyuccs’ fees, expenses of collection, and court costs; and (iv) any other indebtedness or liability of Borrower to Bank, whether direct or indirect (by way of endorsement, guaranty, pledge or otherwise), liquidated or unliquidated, joint or several, absolute or contingent, contemplated or uncontemplated, or otherwise arising from any loan, note, letter of credit, guaranty, overdraft, or any other duty owed by Borrower to Bank, now existing or hereafter arising.

17.	“Other Obligor” means any person or entity that is now or hereafter liable, directly, contingently or otherwise, upon or in connection with any of the Obligations or that has granted any lien or security interest to or for the benefit of Bank to secure any of the Obligations, including, but not limited to, any guarantor, surety, endorser, or co-maker of any of the Obligations.

18.	“Receivables” means all of Borrower’s now owned and hereafter acquired and/or created Accounts, accounts receivable, contracts, contract rights, Instruments, Documents, Chattel Paper, Deposit Accounts, notes, notes receivable, drafts, acceptances, General Intangibles (including, but not limited to, trademarks, tradenames, licenses, copyrights and patents), and other choses in action (not including salary or wages), and all proceeds and products thereof, and all rights thereto, including, but not limited to, proceeds of Inventory and returned goods and proceeds arising from the sale or lease of or the providing of Inventory, goods, or services by Borrower, as well as all other rights of any kind, contingent or non-contingent, of Borrower to receive payment, benefit, or credit from any person or entity, including, but not limited to, the right to receive tax refunds or tax rebates.

19.	“VDOT Contract” means Contract #844 between Halifax Technology Services Company (predecessor by merger to Halifax) and Virginia Department of Transportation and Virginia Retirement Systems for Provision of Services for Information Technology/Enterprise Architecture, dated November 1, 1998, as amended.

20.	“VDOT Vendor Liens/Assignments” means liens on or assignments of receivables from the VDOT Contract given to vendors supplying equipment and software provided by Borrower to the customer pursuant to the VDOT Contract, but only to the extent they relate to the acquisition of such equipment and software.
B.	UCC Definitions. The terms “Accounts,” “As-Extracted Collateral,” “Chattel Paper,” “Deposit Accounts,” “Documents,” “Electronic Chattel Paper,” “Fixtures,” “General Intangibles,” “Goods,” “Investment Property,” Instruments, “ “Letter-of-Credit Rights,” “Payment Intangibles,” “Software” and “Tangible Chattel Paper” have the respective meanings given to those terms in Maryland Uniform Commercial Code - Secured Transactions, Title 9. Commercial Law Article, Annotated Code of Maryland, as amended (“Article 9”).

C.	Accounting Terms. The accounting terms used in this Agreement have the meanings customarily given them in accordance with G.A.A.P., unless this Agreement expressly provides a different meaning.
II.	BASIC TERMS OF LOAN
A.1	Line of Credit. Subject to the continued compliance of Borrower with the terms of this Agreement and all other accompanying Loan documents and the continued absence of any default by Borrower or any Other Obligor hereunder and thereunder, Bank may advance to Borrower, for use by Borrower as hereafter provided, such sums as Borrower may request, but which shall not exceed in the aggregate at any one time outstanding the lesser of the Borrowing Base or the Maximum Line of Credit Amount. Borrower shall not request any advance of proceeds of the Line of Credit which exceeds the Maximum Line of Credit Amount or the Borrowing Base or which would cause the aggregate amount of advances made and outstanding under the Line of Credit to exceed the Maximum Line of Credit Amount or the Borrowing Base. If the aggregate amount of advances made and outstanding under the Line of Credit shall at any time and for any reason exceed the Maximum Line of Credit Amount or the Borrowing Base, Borrower shall immediately pay Bank the excess. Each advance shall be by automatic credit. Bank shall make all advances by depositing funds in Borrower’s commercial account number 20-65310679 or such Bank account as may be agreed upon by Borrower and Bank. Borrower shall use the proceeds of the Line of Credit for short term working capital purposes including the financing of Borrower’s contracts and accounts receivable. Within such limitations and subject to all of the terms and conditions set forth herein and in the other accompanying Loan documents, Borrower may borrow, repay, and reborrow funds under the Line of Credit in accordance with the terms and conditions of this Agreement.

A.2	Auxiliary Revolver Facility. Subject to the continued compliance of Borrower with the terms of this Agreement and all other accompanying Loan documents and the continued absence of any default by Borrower or any Other Obligor hereunder and thereunder, Bank may advance to Borrower, for use by Borrower as hereafter provided, such sums as Borrower may request, but which shall not exceed in the aggregate at any one time outstanding the lesser of the Auxiliary Borrowing Base or the Auxiliary Maximum Credit Amount. Borrower shall not request any advance of proceeds of the Auxiliary Revolver Facility which exceeds the Auxiliary Maximum Credit Amount or the Auxiliary Borrowing Base or which would cause the aggregate amount of advances made and outstanding under the Auxiliary Revolver Facility to exceed the Auxiliary Maximum Credit Amount or the Auxiliary Borrowing Base. If the aggregate amount of advances made and outstanding under the Auxiliary Revolver Facility shall at any time and for any reason exceed the Auxiliary Maximum Credit Amount or the Auxiliary Borrowing Base, Borrower shall immediately pay Bank the excess.

Each advance shall be by automatic credit. Bank shall make all advances by depositing funds in Borrower’s commercial account number 20-65310679 or such Bank account as may be agreed upon by Borrower and Bank. Borrower shall use the proceeds of the Auxiliary Revolver Facility for costs related to the commencement of any new contract (a “Permitted Auxiliary Use”). Within such limitations and subject to all of the terms and conditions set forth herein and in the other accompanying Loan documents, Borrower may borrow, repay, and reborrow funds under the Auxiliary Revolver Facility in accordance with the terms and conditions of this Agreement. Notwithstanding the foregoing, the Borrower cannot request any advances under the Auxiliary Revolver Facility after March 31, 2007, and the principal amount outstanding on such date shall be paid in full on December 31, 2007.

B.	Advance Procedure. With respect to each advance and all matters and transactions in connection therewith, Borrower hereby irrevocably authorizes Bank to accept, rely upon, act upon and comply with any oral or written instructions, requests, confirmations and orders of any employee or representative of Borrower who is so authorized or designated as a signer of Loan documents under the provisions of Borrower’s most recent Banking and Borrowing Resolutions or similar document on file with Bank. Borrower acknowledges that the transmission between Borrower and Bank of any such instructions, requests, confirmations and orders involves the possibility of errors, omissions, mistakes and discrepancies and agrees to adopt such internal measures and operational procedures as may be necessary to protect its interest. By reason thereof, Borrower hereby assumes all risk of loss and responsibility for, releases and discharges Bank from any and all responsibility or liability for, and agrees to indemnify, reimburse on demand and hold Bank harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of, or in any way connected with or related to: (i) Bank’s accepting, relying and acting upon, complying with or observing any such instruction, request, confirmation or order; and (ii) any such error, omission, mistake, or discrepancy, provided such error, omission, mistake or discrepancy is not the result of negligence on the part of Bank. Borrower may request an advance under the Auxiliary Revolver Facility only if such request is accompanied with documents, acceptable to the Bank in its sole discretion, supporting the request and indicating that the proceeds of such advance will be used only for a Permitted Auxiliary Use.

C.	Evidence of Loan; Terms of Repayment. The interest rates on the Loan and the method of calculating interest upon the Loan, the term of the Loan, the method and times of repayment, and other conditions pertaining to the repayment of the Loan shall at the option of Bank be evidenced by Bank’s form of promissory note or as otherwise set forth in appropriate writings between the parties as determined by Bank. The Loans shall be subject to annual internal reviews of the Bank concurrent with the delivery of the Borrowers’ annual modified financial statements. In the absence of a promissory note or other applicable writing, the Loan shall be deemed to be otherwise conclusively evidenced by Bank’s record of advances of proceeds of the Loan and Bank’s record of receipt of repayments and other bookkeeping entries reflecting the payment of principal and interest, and interest shall be deemed to accrue at the interest rate reflected on Bank’s records.

D.	Statement of Account. Bank may at any time or from time to time render a statement or statements of account to Borrower for the Obligations or any portion thereof. Each such statement shall be deemed to be correct and conclusively binding on Borrower unless Borrower notifies Bank to the contrary in writing within thirty (30) days from the date of any such statement which Borrower deems to be incorrect.

E.	ARTS Fee. Borrower shall pay Bank a monthly ARTS fee of $1,000 per month subject to change as announced by the Bank from time to time. Bank may debit Borrower’s operating account to effectuate such payment, payable in arrears.

F.	Unused Commitment Fee. Borrower agrees to pay an unused commitment fee on any difference between the Maximum Line of Credit Amount and the amount of advances under the Line of Credit, determined by the average of the daily amount of credit outstanding during the specified period. The fee will be calculated by multiplying such difference by one-quarter percent (0.25%). This fee is due on September 30, 2006, and on the last day of each following quarter and on the date the Line of Credit has been terminated, payable in arrears. Bank may debit Borrower’s operating account to effectuate such payment.

G.	Commitment Fee. Prior to the execution of this Agreement, Borrower has paid Bank a non-refundable commitment fee of Twenty-Five Thousand Dollars ($25,000).
III.	GRANT OF SECURITY INTEREST
A.	Collateral. As collateral security for all Obligations of Borrower to Bank, and in consideration of advances from Bank to Borrower, Borrower hereby confirms and restates its prior grant and pledge to Bank of, a continuing security interest in all of the following property:
1.	All of Borrower’s Equipment;

2.	All of Borrower’s Receivables;

3.	All of Borrower’s Inventory;

4.	All of Borrower’s now owned or hereafter acquired Goods, Chattel Paper (including without limitation all Electronic Chattel Paper and Tangible Chattel Paper), Instruments, Documents, Investment Property, General Intangibles (including without limitation all Payment Intangibles and Software), Deposit Accounts, Letter-of-Credit Rights, As-Extracted Collateral and Fixtures.

5.	Other: Federal Assignment Claims Act assignment on all U.S. Government contracts in excess of $100,000.00 and for a term of six (6) months or more.

Borrower also confirms and restates its prior grant and pledge to Bank of a continuing security interest in: (i) all proceeds (including insurance proceeds) and products of the above-described Collateral; (ii) any of Borrower’s assets in which Bank has been or is hereafter granted a security interest under any other security agreements, notes or other obligations or liabilities between Borrower and Bank; (iii) any accounts, property, securities, Investment Property or monies of Borrower which may at any time be maintained at, assigned to, delivered to, or come into possession of, Bank, as well as all proceeds and products thereof; and (iv) all of the books and records pertaining to any of the above-described items of Collateral.

B.	Borrower’s Obligations. Borrower’s Obligations under this Agreement are irrevocable, absolute and unconditional, and direct, immediate and primary.
IV.	REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants that:

A.	Accuracy. All information, financial statements and data submitted to Bank by Borrower or any Other Obligor are true, accurate and complete in all material respects.

B.	Authority. Halifax is duly organized and existing in good standing under the laws of the Commonwealth of Virginia. Engineering, Microserv and AlphaNational are each duly organized and existing in good standing under the laws of the State of Delaware. Borrower is qualified to do business and in good standing in all jurisdictions where it conducts its business or its Receivables are located, and has all requisite power, authority, licenses and permits to own its property and carry on its business, and Borrower shall deliver to Bank a written opinion of counsel to such effect if requested by Bank. None of the terms and conditions herein, or of any other agreement executed by Borrower, are in violation of the charter or by-laws, or other organizational documents of Borrower, any contractual obligation Borrower may have with any third party, or any order or decree by which Borrower is bound, and the execution and delivery of this Agreement have been duly authorized by appropriate corporate, limited liability company or partnership action, and Borrower shall deliver to Bank a written opinion of counsel to such effect if requested by Bank.

C.	Litigation. No litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of Borrower, is threatened against Borrower, the outcome of which could materially impair Borrower’s financial condition or its ability to carry on its business. Borrower is not the subject of any pending bankruptcy proceeding nor subject to the continuing jurisdiction of a bankruptcy court as the result of an approved plan of reorganization.

D.	Financing Statements. No financing statement relating to any of the Collateral is on file in any place, except for any financing statement, (i) naming Bank as secured party or (ii) which solely identifies VDOT Vendor Liens/Assignments.

E.	Assurance of Title. Borrower is the owner of all of the Collateral, or, if proceeds of any note or notes secured hereby are being used to purchase the Collateral, Borrower shall be the owner thereof, free and clear of all claims, encumbrances, charges and liens, except for VDOT Vendor Liens/Assignments, purchase money security interests or as herein provided.

F.	Addresses. The principal place of business of Borrower, the books and records relating to Borrower’s business and the Collateral, and the Collateral (other than trunk stock) are located at the address(es) set forth on Exhibit A to this Agreement.

G.	Hazardous Substances. Borrower has never received any notification, citation, complaint or notice of investigation relating to the making, storing, handling, generating or transporting of any materials or substances which under applicable laws require special handling in collection, storage, treatment or disposal (“Hazardous Substances”), and Borrower does not own, make, store, handle, dispose of or transport any Hazardous Substances in violation of any applicable laws.

H.	ERISA. Borrower and each of its affiliates and subsidiaries (“ERISA Affiliates”) which are under common control, or are part of a controlled group, within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), are in compliance with all applicable provisions of ERISA with regard to each of its employee benefit plans (as defined in ERISA) (“Employee Benefit Plans”). Neither a reportable event (as defined in ERISA) nor a prohibited transaction (as defined in ERISA) has occurred with respect to any Employee Benefit Plan of Borrower or any ERISA Affiliate. Immediately upon the occurrence of any such reportable event, Borrower shall promptly furnish to Bank notice thereof, as filed with Pension Benefit Guaranty Corporation (“PBGC”). Neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from any multiemployer plan and no such multiemployer plan is in reorganization, all as provided by ERISA. Borrower and each ERISA Affiliate has met its minimum funding requirements and has no unfulfilled obligations under ERISA to contribute to any Employee Benefit Plan. Borrower shall promptly notify Bank of any assertion by PBGC of liability of Borrower or any ERISA Affiliate under Title IV of ERISA. The failure of Borrower to pay within 30 days the amount of any liability under Title IV of ERISA demanded by PBGC shall constitute a default hereunder.

I.	Taxes. There are no unpaid Federal, State, city, county, or other taxes owed by Borrower, there are no Federal, State, city, county or other tax liens presently filed against Borrower, and there are no outstanding personal property taxes of any kind.

J.	Debarment and Suspension. No event has occurred and, to the knowledge of Borrower, no condition exists that may result in the debarment or suspension of Borrower from any contracting with the Government, and neither Borrower nor any affiliate of Borrower has been subject to any such debarment or suspension prior to the date of this Agreement.

K.	Subsidiaries. Except for Engineering, AlphaNational and Microserv, Halifax does not have any subsidiaries with assets having a value in excess of $100. None of Engineering, AlphaNational and Microserv has any subsidiaries with assets having a value in excess of $100. Halifax Realty Inc. (“Realty”) is a wholly-owned subsidiary of Halifax that has assets worth less than $100.

L.	VDOT Contract. Borrower has provided Bank a true and complete copy of the VDOT Contract (including any amendments to the original contract).

V.	COVENANTS

Borrower covenants that:
A.	Costs. Borrower shall pay all costs and expenses incident to the making of the Loan and perfection of Bank’s security interests hereunder, including, but not limited to, all attorneys’ fees (to the extent not prohibited by law) and all recordation costs and taxes incident to filing of financing statements and continuation statements in respect thereof.

B.	Further Documents. Borrower shall execute and deliver to Bank from time to time any instruments or documents, including, but not limited to, financing statements, amendments, continuation statements, mortgages, loss payable endorsements for insurance policies, and assignments of insurance policies and proceeds, and shall do all things necessary or convenient to carry into effect the provisions of this Agreement. Borrower designates Bank or any of its officers as attorney-in-fact to sign Borrower’s, name on any such instruments or documents, to file the same as may be appropriate, and to request and endorse Borrower’s name to any and all requests described in Section 9-210 of Article 9. Borrower agrees that filed photocopies of financing statements and continuation statements shall be sufficient to perfect Bank’s security interest hereunder.

C.	Taxes. Borrower shall pay and discharge, when due, all taxes, levies, liens, and other charges on any of its assets and shall pay promptly, when due, all other taxes, including withholding taxes.

D.	Laws. Borrower shall comply at all times with all laws, ordinances, rules and regulations of any Federal, State, municipal or other public authorities having jurisdiction over Borrower, the Collateral or any of Borrower’s other assets, including, but not limited to, ERISA and all laws relating to Hazardous Substances.

E.	Name and Location. Borrower shall immediately advise Bank in writing of the opening of any new place of business or the closing of any of its existing places of business, and of any change in Borrower’s name or the location of the places where the Collateral, or books and records pertaining to the Collateral, are kept.

F.	Books and Records. Borrower shall maintain such records with respect to the Collateral and the condition (financial and otherwise) and operation of Borrower’s business as Bank may request from time to time, and shall furnish Bank such information with respect to the Collateral, Account Debtors, and the condition (financial and otherwise) and operation of Borrower’s business, including, but not limited to, balance sheets, operating statements, and other financial information, as Bank may request from time to time. Bank may at any time and without prior notice to Borrower and without the consent of Borrower directly contact Account Debtors and verify or confirm the status of the Receivables. Borrower shall furnish Bank or cause to be furnished to Bank such financial information with respect to any Other Obligor, including, but not limited to, balance sheets, operating statements, personal financial statements and other financial information, as Bank may request from time to time. Bank may discuss the affairs, finances and accounts of Borrower with any of Borrower’s officers and directors and its independent accountants.

G.	Field Examination. Bank or any of its agents or representatives may from time to time, during normal business hours, inspect, check, make copies of or extracts from the books, records and files of Borrower, and visit and inspect Borrower’s offices and any of the Collateral wherever located. Borrower shall make same available at any time for such purposes, and shall pay all expenses related to such inspections. Unless an Event of Default has occurred and is continuing, such examinations will not be conducted more frequently than annually.

H.	Reporting Requirements. In addition to such other information (financial and otherwise) as Bank may require from time to time, Borrower shall submit to Bank all information to be submitted pursuant to the Reporting Requirements Addendum attached hereto, as amended from time to time.

I.	Misrepresentation. Borrower shall not make or furnish Bank any representation, warranty, or certificate in connection with or pursuant to this Agreement which is materially false.

J.	Insurance. Borrower has and shall maintain insurance on all of its assets and properties, including, but not limited to, the Collateral, at all times and against hazards, with companies, in amounts and in form acceptable to Bank. Borrower shall annually submit to Bank original insurance certificates providing that such insurance policies have a Lenders Loss Payable Clause and Additional Insured, and shall be noncancellable unless thirty (30) days prior notice of cancellation is provided to Bank. In event of any loss thereunder, the carriers named therein are hereby directed to make such payment for loss solely to Bank, and not to Borrower and Bank jointly or to any other person. If any insurance losses are paid by check, draft or other instruments payable to Borrower or to Borrower and Bank jointly, Bank may endorse the name of Borrower thereon and do such other things as Bank may deem advisable in order to reduce the same to cash. In addition, Borrower shall maintain at all times, public liability insurance and all other coverages required by Bank, naming Bank as additional insured, with companies, in amounts and in form acceptable to Bank. All loss recoveries received by Bank upon any insurance may be applied and credited by Bank at its discretion to the Obligations.

K.	Bank’s Duty of Care. Except as provided in this Paragraph V.K., Bank’s sole duty with respect to the Collateral shall be to use reasonable care in the custody, use, operation and preservation of the Collateral in its possession, and Borrower shall reimburse Bank for all costs and expenses, including insurance costs, taxes and other charges, incurred in connection with the custody, use, operation, care or preservation of the Collateral, such reimbursement to be secured as provided above in Paragraph III. In the event that Bank takes possession of the Collateral by foreclosure as provided in Paragraph VII.C. herein or otherwise, Bank may, but shall be under no obligation to, take such actions as it may deem appropriate to protect the Collateral by insurance or otherwise, and any expense so incurred shall likewise be reimbursed and secured as provided above in Paragraph III. Bank shall incur no liability to Borrower for any failure to provide adequate protection or insurance for the Collateral acquired by Bank. Bank shall not be obligated to take any steps necessary to preserve any rights in any of the Collateral against prior parties, and Borrower hereby agrees to take such steps. Borrower hereby waives the defense of unjustifiable impairment of collateral with respect to the Collateral and any other collateral for any of the Obligations.

L.	Equipment. If the Collateral includes Equipment, then the covenants in this Paragraph V.L. apply:
1.	Repair. Borrower shall keep and maintain the Equipment in good order and repair and in working condition.

2.	Personalty. The Equipment shall be and shall remain personal property and nothing shall affect the character of the same or cause the same to become realty without the written consent of Bank, or prevent Bank in its option from removing same from premises on which they may become attached, in event of default hereunder.

3.	No Sale of Equipment. Without the prior written consent of Bank, Borrower shall not sell or otherwise dispose of any of the Equipment, except that items of Equipment may be sold or exchanged if such Equipment either (a) is replaced in the ordinary course of Borrower’s business to the satisfaction of Bank by Equipment of a similar value and which is subject to a security interest of Bank that is prior to all liens other than purchase money security interests or (b) has a fair market value (in the aggregate) of less than Ten Thousand Dollars ($10,000).

4.	Vehicles. If the Collateral includes a motor vehicle for which a certificate of title is issuable, Borrower shall deliver to Bank the certificate of title issued with respect to such vehicle and shall cause a statement of Bank’s security interest to be noted as a lien on such certificate of title.
M.	Receivables. If the Collateral includes Receivables, then the covenants in this Paragraph V.M. apply:
1.	Bona Fide. Each and every Receivable shall (i) be bona fide, be for a certain undisputed claim or demand for the amount Borrower represented to be owing thereon, (ii) represent a sale and delivery of personal property sold or work and labor done, (iii) not be subject to any set-off, counterclaim, or contingent liability upon the fulfillment of any contract or condition whatsoever, and (iv) shall not be subject to any prohibition or limitation upon assignment except as required by the Assignment of Claims Act.

2.	Books. If requested by Bank, Borrower shall make all necessary entries in its books to disclose the grant of a security interest in Receivables to Bank, and permit Bank to verify Receivables.

3.	Mail. Upon demand, Borrower shall open all mail only in the presence of a representative of Bank, who may take therefrom any remittance on Receivables securing the Obligations. Bank is also granted the power of attorney to have mail delivered to Bank, and not to Borrower, and to open all mail and take therefrom any remittance on any Receivables.

4.	Signatures. Bank or its representative may endorse or sign the name of Borrower on remittances in respect of Receivables, invoices, assignments, financing statements, notices to Account Debtors, bills of lading, storage receipts, or other instruments or documents in respect of Receivables or the property covered thereby.

5.	Collections. Borrower shall notify all Account Debtors to make payment of their Receivables to Bank for the deposit to the Cash Collateral Account as herein provided. Each Account Debtor shall be instructed to pay its Receivables (i) if by paper check, by mailing such check to the following address: Halifax Corporation, P.O. Box 9002, Warrenton, VA 20188, and (ii) if by electronic funds transfer, by wiring funds to Halifax Corporation, a/c # 76-65310763, Provident Bank ABA # 2520 7301 8. If Borrower receives any payment of a Receivable, it shall receive such payments on accounts as agent of and for Bank and shall transmit to Bank, on the day thereof, or at other mutually agreed upon intervals, all original checks, drafts, acceptances, notes and other evidences of payment received in payment of or on account of Receivables, including all cash monies similarly received by Borrower. For such purpose, Borrower does hereby grant to Bank access to any post office boxes in which mail is received. Until delivery of all such remittances to Bank, Borrower shall keep the same separate and apart from Borrower’s own funds, capable of identification as the property of Bank, and shall hold the same in trust for Bank. Further, Borrower agrees that Bank may pay, for the account of Borrower, any taxes, levies, or other charges affecting Borrower’s assets, including, but not limited to, Inventory or Equipment which Borrower fails to pay, including all other taxes and levies, and any such payment shall constitute a liability of Borrower. Bank shall have the right to receive, indorse, assign and deliver in Bank’s name or Borrower’s name any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower constitutes Bank or Bank’s designee as Borrower’s attorney-in-fact with power with respect to the Receivables: (i) to endorse Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment of Collateral that may come into Bank’s possession; (ii) to sign Borrower’s name on any invoices relating to any of the Receivables, drafts against Account Debtors, assignments and verifications of Receivables and notices to Account Debtors; (iii) to notify the post office authorities to change the address for delivery of mail addressed to Borrower to such address as Bank may designate; (iv) to receive, open, and dispose of mail addressed to Borrower; (v) to do all other acts and things necessary, proper, or convenient to carry out the terms and conditions and purposes and intent of this Agreement. The power of attorney hereby granted, being coupled with an interest, is irrevocable while any of the Obligations remain unpaid or unperformed. Bank may, without notice to or consent from Borrower and without affecting Borrower’s obligations hereunder, sue upon or otherwise collect, extend the time of payment of or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, guaranties, instruments or insurances applicable thereto or release the obligor thereon. Bank is authorized and empowered to accept the return of any Collateral represented by any of the Receivables without notice to or consent by Borrower, all without discharging or in any way affecting Borrower’s liability to Bank. Bank does not, by anything herein or in any assignment or otherwise, assume any of Borrower’s obligations under any contract or agreement assigned to Bank, and Bank shall not be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

6.	Cash Collateral Account. All remittances in payment of the Receivables securing the Obligations shall be deposited with Bank (or any other bank designated by Bank) in an account designated as “Provident Bank (name of Borrower), Cash Collateral Account”, if the Bank should desire. Such deliveries and deposits shall be made daily and each deposit shall be accompanied by a report in such form as Bank shall require. All funds held in the Cash Collateral Account may be applied against the Obligations at the discretion of Borrower. In the event any checks or drafts deposited in the Cash Collateral Account are dishonored, Bank is hereby irrevocably authorized to debit any other account of Borrower at Bank in an amount equal to the amount of the checks or drafts dishonored and deposit such sums in the Cash Collateral Account. If thereafter the dishonored check or draft is honored and Bank receives immediately available funds therefore, Bank shall deposit such funds into the account of Borrower which was previously debited. If any checks or drafts deposited in the Cash Collateral Account are drawn on a financial institution located outside of the United States of America, Bank is hereby irrevocably authorized to debit any other account of Borrower at Bank in an amount equal to the United States dollar equivalent of the amount of such, checks or drafts and deposit such sums in the Cash Collateral Account. Upon receipt of immediately available funds for any such checks or drafts Bank shall deposit the collected funds into Borrower’s account at Bank which was previously debited. All of the Borrower’s primary operating accounts shall be maintained with the Bank as long as this Agreement is in effect.

7.	Cancellation of Contracts. Borrower shall notify Bank in writing of any cancellation of a contract having annual revenues in excess of $250,000.

8.	Government Contracts. In the event any Receivables arise out of contracts with the Government, Borrower shall assign to Bank all Government Contracts with amounts payable of $100,000 or greater and in duration of six (6) months or longer, and execute all other agreements, instruments and documents and shall perform all further acts that Bank may require to ensure compliance with the Assignment of Claims Act with respect to such Government Contracts.

9.	VDOT Contract Amendments. Borrower shall promptly provide Bank with copies of all amendments to the VDOT Contract.

10.	VDOT Vendor Liens/Assignments. Upon request, Borrower shall promptly provide Bank with copies of all documents effectuating or related to any VDOT Vendor Liens/Assignments.
N.	Inventory. If the Collateral includes Inventory, then the covenants in this Paragraph V.N. apply:
1.	Signatures. Bank or its representative may endorse or sign the name of Borrower on remittances in respect to Inventory, assignments, invoices, financing statements, notices to debtors, bills of lading, notices to suppliers, storage or other instruments or documents in respect to Inventory or the property covered thereby.

2.	Audit. Bank or its representative may from time to time verify Inventory, through actual count or otherwise, and Borrower shall make same available at any time for such purpose.

3.	Sales. So long as neither Borrower nor any Other Obligor is in default of any of the Obligations, Inventory subject to Bank’s continuing security interests may be sold by Borrower in the ordinary course of business, but shall not otherwise be taken or removed from Borrower’s premises.
O.	Investment Property. If the Collateral includes stocks, bonds or other Investment Property of Borrower, then the covenants in this Paragraph V.O. apply:
1.	Transfers. All certificates or instruments representing or evidencing such investment property shall be in suitable form for transfer by delivery, shall be in form and substance satisfactory to Bank and shall be delivered to and held by or on behalf of Bank; Bank is hereby authorized, at its option and without any obligation to do so, to transfer to or to register in the name of its nominee(s) all of any part of such Investment Property, and to do so before or after default or the maturity of the Obligations secured hereby, with or without notice to Borrower; Bank shall have the right at any time to exchange certificates or instruments representing or evidencing such Investment Property for certificates or instruments of smaller or larger denominations; Bank shall have control over any securities accounts or security entitlements which constitute Collateral, pursuant to terms acceptable to Bank.

2.	Dividends. In the event that a stock dividend is declared, or any stock split-up made, with respect to any security pledged hereunder, or cash or other property is distributed in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, or property other than cash is distributed as a dividend, all the certificates for the shares representing such stock dividend or stock split-up, and all of such cash and other property, shall be delivered, duly endorsed, to Bank as additional security hereunder.

3.	Attorney-in-Fact. Borrower hereby appoints Bank Borrower’s attorney-in-fact with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Bank’s discretion to take any action and to execute any instrument which Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including, but not limited to, receiving, endorsing and collecting all checks and other Instruments made payable to Borrower representing any dividend, interest payment, or other distribution in respect of the pledged Investment Property or any part thereof and giving full discharge for the same.
P.	Government Contract Audits. Promptly after Borrower’s receipt thereof, Borrower shall furnish Bank with notice of any final decision of a contracting officer disallowing costs aggregating more than $100,000 which disallowed costs arise out of any audit of Government Contracts of Borrower.

Q.	Subsidiaries. If any Borrower creates or acquires a subsidiary containing assets having a value in excess of $100, Borrower shall cause such subsidiary to become a Borrower or Other Obligor hereunder (in a form acceptable to Bank). Borrower will not transfer or permit the transfer of any assets to Realty, and will cause Realty to be liquidated as soon as practicable.

R.	Change in Control or Sale. Without the prior written consent of Bank, Borrower shall not permit a change in ownership of more than 25% of the stock or other equity interests of Halifax, Engineering, AlphaNational, Microserv or any other entity constituting a Borrower, or permit any such entity to enter into any merger or consolidation, or sell or lease substantially all of its assets.

S.	Sale or Assignment of Contract or Subsidiary. Without the prior written consent of Bank, Borrower shall not sell or assign any or all interest in any (i) contract or (ii) any subsidiary of Halifax, Engineering, AlphaNational, Microserv or any other entity constituting a Borrower.

T.	Dividends. Without the prior written consent of Bank, Borrower shall not make any distributions on behalf of equity or pay any dividends.

U.	Payments of Debt. Without the prior written consent of Bank, Borrower shall not make any payments of debt to any person or entity, or make any distributions (including loans or withdrawals) of any kind to any officers, employees or members, other than (i) purchase money financings permitted hereunder, (ii) payments to employees (including loans and travel advances) made in the ordinary course of business, and (iii) payments to the Bank.

V.	IBM. Without the prior written consent of Bank, Borrower shall not enter into any new or amended contract with International Business Machines Corporation (IBM) or any of its subsidiaries or affiliates concerning work performed on behalf of or for Wal-Mart. Borrower shall provide Bank with any financial projections, pricing models and other information requested by Bank to support Borrower’s request.

W.	Subordination Agreements. On or prior to June 29, 2007, Borrower shall provide evidence to Bank that the maturity date of all obligations of Borrower to Research Industries (which obligations have been assigned to the Arch C. Scurlock Children’s Trust and Nancy Morrison Scurlock) have been extended to July 1, 2009.

X.	Further Covenants. Without the prior written consent of Bank, Borrower shall not: (i) other than purchase money security interests or VDOT Vendor Liens/Assignments, pledge or grant any security interest in any Collateral to anyone except Bank, nor permit any financing statement (except Bank’s financing statement) to be on file in any public office with respect thereto; (ii) other than purchase money security interests or VDOT Vendor Liens/Assignments, permit or suffer any lien, levy or other encumbrance to attach to any of the Collateral or to any other assets of Borrower, except for liens and encumbrances in favor of Bank; (iii) permit a material change in any Receivable, or a material change in the terms of any contract giving rise to a Receivable; (iv) make any agreement, compromise, settlement, bulk sale, lease or transfer of assets other than in the normal course of business; (v) create, incur or assume any liability for borrowed money, except borrowings from Bank, trade debt, and purchase money financings not to exceed $250,000 in any one year; (vi) assume, guarantee, endorse or otherwise become liable in connection with the obligations of any person, firm or corporation, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business; or (vii) purchase or acquire substantially all of the assets or the obligations or stock of any person, firm or corporation or other enterprises whatsoever, other than the direct obligations of the United States or Bank.
VI.	EVENTS OF DEFAULT. The following shall constitute a default hereunder if existing ten (10) days after written notice thereof has been given to the Borrower; provided, however, that the occurrence of an event under Paragraphs VI.C, VI.D, VI.F, VI.H, VI.I or VI.J or a failure by Borrower to comply with Paragraph V.M.6 or make any payment hereunder when due shall automatically be a default hereunder:
A.	Nonperformance. Default by Borrower under, or breach of any provision, covenant or warranty of, this Agreement, any other instrument, agreement or document in connection with any of the Obligations, or any other instrument, agreement or document of Borrower with Bank, whether such instrument, agreement or document presently exists or is hereafter executed; or default by any Other Obligor under, or breach of any provision or warranty of, this Agreement, any other instrument, agreement or document in connection with any of the Obligations, or any other instrument, agreement or document of any Other Obligor with Bank, whether such instrument, agreement or document presently exists or is hereafter executed;

B.	Representations and Warranties. Any warranty, representation, or statement made to Bank by or on behalf of Borrower or any Other Obligor proving to have been incorrect in any material respect when made or furnished;

C.	Financial Condition. A determination by Bank in good faith, but in its sole discretion, that the financial condition of Borrower or any Other Obligor is unsatisfactory; insolvency of Borrower or any Other Obligor; suspension of business, or commission of an act amounting to business failure by Borrower or any Other Obligor;

D.	Assignments. Any assignment made by Borrower or any Other Obligor for the benefit of creditors;

E.	Judgments. The entry of any final judgment against Borrower or any Other Obligor for the payment of money in excess of $100,000.00;

F.	Bankruptcy. Institution of bankruptcy, insolvency, reorganization or receivership proceedings by or against Borrower or any Other Obligor in any State or Federal court or the appointment of a receiver, assignee, custodian, trustee or similar official under any Federal or State insolvency or creditors’ rights law for any property of Borrower or any Other Obligor; provided that Borrower shall have sixty (60) days to dismiss any involuntary bankruptcy proceeding to which it does not consent;

G.	Extraordinary Acts. A dissolution, liquidation or reorganization of Borrower or any Other Obligor which is a corporation, partnership, limited liability company or other legal entity;

H.	Attachments. The levy upon or attachment of any property of Borrower or any Other Obligor, or the recordation of any Federal, State or local tax lien against Borrower or any Other Obligor that has not been removed or satisfied within thirty (30) days;

I.	Change in Ownership. A change in more than 25% of the ownership of Halifax without the prior written consent of Bank;

J.	Cross-Default. The occurrence of any event which is, or would be with the passage of time or the giving of notice or both, a default under any indebtedness in excess of $100,000 of Borrower or any Other Obligor to Bank or to any person other than Bank;

K.	Loss or Damage; Transfer or Encumbrance. Any material loss, theft or substantial damage not fully insured for the benefit of Bank to any of the assets of Borrower or any Other Obligor or the transfer or encumbrance of any material part of the assets of Borrower or any Other Obligor other than in the ordinary course of business of Borrower or such Other Obligor;

L.	Debarment or Suspension. The debarment or suspension of Borrower or any Other Obligor from any contracting with the Government; or

M.	Financial Information. The failure of Borrower or any Other Obligor to furnish Bank such financial information as Bank may require from time to time.
VII.	REMEDIES
A.	Specific Rights and Remedies. In addition to all other rights and remedies provided by law and the Loan documents, Bank, on the occurrence of any default, may: (i) accelerate and call due and payable any and all of the Obligations, including all principal, accrued interest and other sums due as of the date of default; (ii) impose the default rate of interest provided in any promissory note evidencing the Loan, with or without acceleration; (iii) file suit against Borrower or against any Other Obligor; (iv) seek specific performance or injunctive relief to enforce performance of the Obligations, whether or not a remedy at law exists or is adequate; (v) exercise any rights of a secured creditor under the Uniform Commercial Code, including the right to take possession of the Collateral without the use of judicial process or hearing of any kind and the right to require Borrower to assemble the Collateral at such place as Bank may specify; (vi) cease making advances or extending credit to Borrower and stop and retract the making of any advance which may have been requested by Borrower; and (vii) reduce the Maximum Line of Credit Amount. Borrower also hereby authorizes Bank, upon a default, but without prior notice to or demand upon Borrower and without prior opportunity of Borrower to be heard, to institute an action for replevin, with or without bond as Bank may elect, to obtain possession of any of the Collateral. In such action for replevin a copy of this Agreement verified by affidavit of Bank or sworn on behalf of Bank shall constitute evidence of Bank’s right to possession of the Collateral.

B.	Costs of Collection. Upon the occurrence of any default, Bank shall be entitled to recover from Borrower reasonable attorneys’ fees, plus court costs and other expenses which may be incurred by Bank in the enforcement or attempted enforcement of its rights hereunder, whether against any third party, Borrower, or any Other Obligor. Expenses recoverable from Borrower shall (to the extent not prohibited by law) include costs of collection, including such portion of Bank’s overhead as Bank shall allocate to collection and enforcement of the Obligations in Bank’s sole but reasonable discretion, salaries, out-of-pocket travel, living expenses and the hiring of agents, consultants, accountants, or otherwise. All sums of money thus expended, and all other monies expended by Bank to protect its interest in the Collateral (including insurance, taxes or repairs) shall be repayable by Borrower to Bank on demand, such repayment to be secured as provided in Paragraph III hereof.

C.	Foreclosure. Upon the occurrence of any default, in addition to other remedies provided under the Uniform Commercial Code, Bank at any time then or thereafter, in its discretion, may lawfully enter any of Borrower’s premises or the premises where the Collateral is located, and with or without judicial process, lawfully remove, under Section 9-609 of the Uniform Commercial Code, the Collateral or records thereof to such place as Bank may deem advisable, or require Borrower to assemble and make any or all such Collateral available at such reasonable place as Bank may direct, and realize upon (by public or private sale or in any other manner) all or any part of the Collateral and, unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Bank shall give Borrower, and other parties entitled to notice, reasonable notice in writing before the sale of the Collateral or any part thereof at public auction or private sale, in one or more sales, at such price or prices, and upon such terms either for cash or credit or future delivery as Bank may elect, and at any such public sale Bank may bid for and become the purchaser of any or all of such Collateral; and/or Bank may foreclose its security interest in the Collateral in any way permitted by law. In connection with any notices to be given pursuant to this Paragraph VII.C., it is agreed in all instances that five (5) business days notice constitutes reasonable notice. Any such notice shall be deemed given when delivered or deposited in the U.S. mail with first class postage. The net proceeds of any such sale or sales and any amounts received in liquidation of the Collateral, less all costs and expenses incurred in connection therewith, including the costs of collection described in Paragraph VII.B above and, at the option of Bank or as required by law, less any prior lien claims, shall be applied against the Obligations in the order that Bank in its sole discretion shall decide, and Borrower or other party entitled thereto shall be entitled to any surplus resulting therefrom. No action taken by Bank pursuant hereto shall affect Borrower’s continuing liability to Bank for any deficiency remaining after any foreclosure. It is mutually agreed that it is commercially reasonable for Bank to disclaim all warranties which arise with respect to the disposition of the Collateral.

D.	Redemption. The purchaser at any such sale shall thereafter hold the Collateral absolutely free from any claim or right of whatsoever kind including any equity of redemption of Borrower, and such demand, notice or right in equity are hereby expressly waived and released by Borrower.

E.	Offset. Upon the occurrence of any default, Bank is authorized to charge the sum then due to Bank against any and all monies held by or on deposit with Bank on account of Borrower or its affiliates, and to offset any amounts against any demand or depository accounts which Borrower, or its affiliates, may have with Bank and to enforce such other remedies as may be available at law or in equity, without necessity of election.

F.	Alternative Remedies. Bank may exercise its rights and remedies hereunder either alternatively or concurrently with its rights under any and all other agreements between Bank and Borrower and shall have the full right to realize upon all available Collateral, collecting on the same or instituting proceedings in connection therewith, until Bank receives payment in full of all amounts owing to Bank under any of its agreements with Borrower, including principal, interest, costs and expenses, and costs of enforcement or attempted enforcement of this or any other agreement among or between Bank and Borrower or any Other Obligors. Bank shall be under no obligation to pursue Bank’s rights against any Other Obligor or any of the collateral of any Other Obligor securing any of the Obligations before pursuing Bank’s rights against Borrower, or the Collateral.
VIII.	GENERAL PROVISIONS
A.	Continuity and Termination. This Agreement shall become effective immediately and remain in effect so long as any of the Obligations are outstanding and unpaid, provided that the security interests hereunder shall continue in full force and effect and are noncancellable by Borrower prior to the termination of this Agreement. This Agreement may be terminated by Borrower upon actual delivery of written notice to Bank of such intention, and payment in full of all then existing Obligations; provided, however, that such notice and payment shall in no way affect, and this Agreement shall remain fully operative with respect to, any Obligations (including contingent Obligations), or commitments which may become Obligations, entered into between Borrower and Bank prior to receipt of such notice or payment, whichever is later.

B.	Right of Bank to Act with Respect to Other Obligors and Collateral. Borrower hereby assents to any and all terms and agreements between Bank and any Other Obligor, and all amendments and modifications thereof, whether presently existing or hereafter made and whether oral or in writing. Bank may, without compromising, impairing, diminishing, or in any way releasing Borrower from the Obligations and without notifying or obtaining the prior approval of Borrower, at any time or from time to time: (i) waive or excuse any default by any Other Obligor, or delay in the exercise by Bank of any or all of Bank’s rights or remedies with respect to such default; (ii) grant extensions of time for payment or performance by any Other Obligor; (iii) release, substitute, exchange, surrender, or add collateral of any Other Obligor, or waive, release, or subordinate, in whole or in part, any lien or security interest held by Bank on any real or personal property securing payment or performance, in whole or in part, of the obligations of any Other Obligor; (iv) release any Other Obligor; (v) apply payments made by any Other Obligor, to any sums owed by any Other Obligor to Bank, in any order or manner, or to any specific account or accounts, as Bank may elect; and (vi) modify, change, renew, extend, or amend, in any respect Bank’s agreement with any Other Obligor, or any document, instrument, or writing, embodying, or reflecting the same.

C.	Waivers By Borrower. Borrower waives: (i) any and all notices whatsoever with respect to this Agreement or with respect to any of the obligations of any Other Obligor to Bank, including, but not limited to, notice of: (a) Bank’s acceptance hereof or Bank’s intention to act, or Bank’s action, in reliance hereon; (b) the present existence or future incurring of any of the obligations of any Other Obligor to Bank or any terms or amounts thereof or any change therein; (c) any default by any Other Obligor; and (d) the obtaining or release of any guaranty or surety agreement, pledge, assignment, or other security for any of the obligations of any Other Obligor to Bank; (ii) presentment and demand for payment of any sum due from any Other Obligor and protest of nonpayment; (iii) demand for performance by any Other Obligor; and (iv) defenses based on suretyship or impairment of collateral.

D.	Information Concerning Collateral or Other Obligors. Bank shall have no present or future duty or obligation to discover or to disclose to Borrower any information, financial or otherwise, concerning any Other Obligor or any collateral securing the Obligations. Borrower waives any right to claim or assert any such duty or obligation on the part of Bank. Borrower agrees to obtain all information which Borrower considers appropriate or relevant to this Agreement from sources other than Bank and to become and remain at all times current and continuously apprised of all information concerning Other Obligors and any Collateral which is material and relevant to the Obligations of Borrower under this Agreement.

E.	Other Documents. The Obligations are or shall be evidenced by notes, guaranties, addenda or other documents which are separate agreements and may be negotiated by Bank without releasing Borrower, any Collateral or any Other Obligor. Without limitation of the foregoing, Borrower may have executed and delivered to Bank a Formula Advance Addendum, a Reporting Requirements Addendum and/or a Financial Covenants Addendum which modify and supplement this Agreement and Borrower’s obligations hereunder. This Agreement specifically incorporates by reference all of the language and provisions of such notes, guaranties, addenda or other documents. Borrower consents to any extension of time of payment of any Obligations. If there is more than one Borrower or Other Obligor, the obligation of each of them shall be primary, joint and several.

F.	Remedies Cumulative. All rights, remedies and powers of Bank hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Bank whether in or by any other instruments, agreements or any laws, including, but not limited to, the Uniform Commercial Code, now existing or hereafter enacted.

G.	Non-Waiver. No indulgence or delay on the part of Bank in exercising any power, privilege or right hereunder or under any other agreement executed by Borrower to Bank in connection herewith shall operate as a waiver thereof. No single or partial exercise of any power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right.

H.	Governing Law; Severability. This Agreement shall be construed and governed by the laws of the State of Maryland, If any part of this Agreement shall be adjudged invalid or unenforceable as of any term of court, then such partial invalidity or unenforceability shall not cause the remainder of this Agreement to be or become invalid or unenforceable, and if a provision hereof is held invalid or unenforceable in one or more of its applications, that provision shall remain in effect in all valid or enforceable applications that are severable from the invalid or unenforceable application or applications.

I.	Litigation. In the event of any litigation with respect to this Agreement, the promissory note(s) or other agreements evidencing and securing the Obligations, the Collateral, or any other document or agreement applicable thereto, Borrower waives all defenses (including the defense of statute of limitations). Borrower consents to the jurisdiction and venue of the courts of any county or city in the State of Maryland and to the jurisdiction and venue of the United States District Court for the District of Maryland in any action or judicial proceeding brought to enforce, construe or interpret this Agreement.

J.	Construction. All accounting terms not otherwise defined in this Agreement shall be interpreted in accordance with G.A.A.P. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision thereof. If this Agreement is signed by two or more parties as Borrowers, the term “Borrower” shall mean each and every party signing this Agreement as a Borrower. The use of singular herein may also refer to the plural, and vice versa, and the use of the neuter or any gender shall be applicable to any other gender or the neuter.

K.	Assignment. None of the parties shall be bound by any assignment not expressed in writing. This Agreement shall inure to and be binding upon the heirs, personal representatives, successors, and assigns of Borrower and Bank, and the terms “Borrower” and “Bank” shall include and mean, respectively, the successors and assigns of Borrower and Bank.

L.	Time. Time is of the essence of all Obligations.

M.	Joint And Several Obligations. In the event there is more than one Borrower hereunder, all obligations and liabilities under this Agreement shall be joint and several obligations and liabilities of each Borrower. In addition, all covenants and agreements of Borrower hereunder shall be applicable to each Borrower individually and all Borrowers collectively. The occurrence of any event or occurrence set forth herein as a default to any one Borrower shall constitute a default under this Agreement as to all Borrowers.

N.	Notices. Any notice or demand required or permitted by or in connection with this Agreement or any other loan document shall be in writing and shall be made by hand delivery, by Federal Express or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the respective parties at the appropriate address set forth on the signature page hereof or to such other address as may be hereafter specified by written notice by the respective parties. Notice shall be considered given as of the date of facsimile or hand delivery, one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein. If notice is tendered pursuant to the provisions of this section and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by Borrower shall be considered to be effective upon the receipt thereof by Borrower regardless of the procedure or method utilized to accomplish delivery thereof to Borrower.
IX.	ADDITIONAL COVENANTS
A.	Primary Depository. As long as this Agreement or any other credit agreement between Borrower and Bank remains in effect, Borrower shall make Bank its primary depository and cash management financial institution. All of Borrower’s Operating accounts shall provide for automatic payments of interest, late charges and service charges.
X.	ADDRESSES

Address of Chief Executive Office of Borrower:	5250 Cherokee Avenue
Alexandria, Virginia 22312
Telephone: 703-658-2416

Address of Location of Books and Records Relating to Collateral:	5250 Cherokee Avenue
Alexandria, Virginia 22312
Telephone: 703-658-2416
XI.	Waiver of Trial by Jury. Borrower and Bank agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against either party hereto or any successor or assign of either party on or with respect to this Agreement or any other Loan document or which in any relates, directly or indirectly, to the Obligations or any event, transaction or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. BORROWER AND BANK HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. Borrower and Bank acknowledge and agree that this provision is a specific and material aspect of this Agreement between the parties and that Bank would not extend the Loan to Borrower if this waiver of jury trial provision were not a part of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed this Agreement under seal as of the day and year first above written at Baltimore, Maryland.
WITNESS OR ATTEST*:

*	Note: Attestation of a corporate officer’s capacity to sign by another corporate officer is required in all corporate transactions.

HALIFAX CORPORATION

/s/ Constance A. Wilson	By:	/s/ Joseph Sciacca	(SEAL)
(Signature)		Joseph Sciacca
Chief Financial Officer

HALIFAX ENGINEERING, INC.

/s/ Constance A. Wilson	By:	/s/ Joseph Sciacca	(SEAL)

(Signature)		Joseph Sciacca
Vice President, Secretary and Treasurer

MICROSERV LLC

/s/ Constance A. Wilson	By:	/s/ Joseph Sciacca	(SEAL)

(Signature)		Joseph Sciacca
Vice President, Secretary and Treasurer

HALIFAX ALPHANATIONAL ACQUISITION, INC.

/s/ Constance A. Wilson	By:	/s/ Joseph Sciacca	(SEAL)

(Signature)		Joseph Sciacca
Vice President, Secretary and Treasurer

5250 Cherokee Avenue
Alexandria, Virginia 22312
Telephone: 703-658-2416
Facsimile: 703-658-2478
Federal Tax Identification No. 54-0829246

ACCEPTED AT FALLS CHURCH, VIRGINIA, AS OF THE DATE HEREOF: PROVIDENT BANK

	By:	/s/ E. Gaye Boyette	(SEAL)

E. Gaye Boyette
Senior Vice President

EXHIBIT A
LOCATIONS OF BOOKS, RECORDS AND COLLATERAL

REPORTING REQUIREMENTS ADDENDUM
          THIS REPORTING REQUIREMENTS ADDENDUM (“Addendum”) is dated as of June 29, 2007, by and between HALIFAX CORPORATION, a Virginia corporation (“Halifax”), HALIFAX ENGINEERING, INC., a Virginia corporation (“Engineering”), MICROSERV LLC, a Delaware limited liability company (“Microserv”), and HALIFAX ALPHANATIONAL ACQUISITION, INC., a Delaware corporation (“AlphaNational”; collectively with Halifax, Engineering and Microserv, “Borrower”), and PROVIDENT BANK (“Bank”), a Maryland banking corporation. This Addendum is given to supplement and amend the Fourth Amended and Restated Loan and Security Agreement, dated as of June 29, 2007 by and between Bank and Borrower (herein referred to as the “Loan Agreement”):
I.	DEFINITIONS. All capitalized terms used in this Addendum without definition shall have the meanings assigned to them in the Loan Agreement.

II.	REPORTING REQUIREMENTS. In addition to such other information (financial and otherwise) as Bank may require from time to time, Borrower shall submit to Bank the information or reports described in the Paragraphs below. Borrower certifies that it will only upload Eligible Receivables (as defined in the Formula Advance Addendum) to the Bank’s ARTS system.

Borrower’s Initials:

/s/ JS	☑	ARTS Upload. At least twice per month, upload to the Bank’s ARTS system “Eligible Receivables” (as defined in the Formula Advance Addendum, but without giving effect to clauses (xi) and (xii) of such definition).

/s/ JS	☑	Eligible Receivable Certification. As soon as available and in any event within forty-five (45) days after the end of the last month of each fiscal quarter of Borrower, a certification that “Eligible Receivables” are net of any receivables invoiced and collected by the Borrower as Agent for a third party.

/s/ JS	☑	Contract Backlog Report. As soon as available and in any event within thirty (45) days after the end of the last month of each fiscal quarter of Borrower, a contract backlog report for such fiscal quarter, reflecting all contracts of Borrower, the work completed and billed under such contracts, the work remaining to be completed and billed and the type and term of each contract.

/s/ JS	☑	Form 10-Q. As soon as available and in any event within forty-five (45) calendar days after the end of the first three quarters of each fiscal year of Halifax, Halifax’s Form 10-Q filed with the Securities and Exchange Commission for the immediately preceding fiscal quarter.

/s/ JS	☑	Inventory Certification and VDOT Vendor Liens/Assignments. As soon as available and in any event with forty-five (45) days after the end of each fiscal quarter, a statement in form and detail satisfactory to the Bank, and signed and certified as true and correct by the chief executive officer or chief financial officer of Halifax, setting forth (a) the value of Eligible Inventory (as determined pursuant to the Formula Advance Addendum to the Loan Agreement) at each location of Borrower as of the last day of the immediately preceding fiscal quarter, and (b) the date, amount and assignee/grantee of any VDOT Vendor Liens/Assignments that were granted or assigned by Borrower in the immediately preceding fiscal quarter.

/s/ JS	☑	Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) calendar days after the end of each fiscal year of Borrower, audited financial statements of Borrower for the immediately preceding fiscal year, in form and detail satisfactory to Bank, prepared in accordance with G.A.A.P., by independent certified public accountants satisfactory to Bank.

/s/ JS	☑	Income Tax Returns. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, copies of all Federal income tax returns of Borrower, and such state and local income tax returns of Borrower requested by Bank, including all schedules and attachments to the foregoing and any requests for extensions of time to file such tax returns.

/s/ JS	☑	Form 10-K. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Halifax, Halifax’s Form 10-K filed with the Securities and Exchange Commission for the immediately preceding fiscal year.

/s/ JS	☑	Customer and Vendor List. Within one hundred twenty (120) days of the end of each fiscal year of Halifax, a list of all of Borrower’s customers and vendors, including contact name, address and telephone number, in form and detail satisfactory to Bank.
III.	GENERAL PROVISIONS. This Addendum is hereby made a part of the Loan Agreement.
          IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed this Addendum under seal as of the day and year first above written.
WITNESS OR ATTEST*:

*	Note: Attestation of a corporate officer’s capacity to sign by another corporate officer is required in all corporate transactions.

WITNESS/ATTEST:	HALIFAX CORPORATION

/s/ Constance A. Wilson	By:	/s/ Joseph Sciacca	(SEAL)
(Signature)		Joseph Sciacca
Chief Financial Officer
Constance A. Wilson
(Print Name)
HALIFAX ENGINEERING, INC.

	By:	/s/ Joseph Sciacca	(SEAL)

Joseph Sciacca
Vice President, Secretary and Treasurer

MICROSERV LLC

	By:	/s/ Joseph Sciacca	(SEAL)

Joseph Sciacca
Vice President, Secretary and Treasurer

HALIFAX ALPHANATIONAL ACQUISITION, INC.

	By:	/s/ Joseph Sciacca	(SEAL)

Joseph Sciacca
Vice President, Secretary and Treasurer

ACCEPTED AT FALLS CHURCH, VIRGINIA, AS OF THE DATE HEREOF

PROVIDENT BANK

	By:	/s/ E. Gaye Boyette	(SEAL)

E. Gaye Boyette
Senior Vice President

2

FORMULA ADVANCE ADDENDUM
     THIS FORMULA ADVANCE ADDENDUM (“Addendum”) is dated as of June 29, 2007, by and between HALIFAX CORPORATION, a Virginia corporation (“Halifax”), HALIFAX ENGINEERING, INC., a Virginia corporation (“Engineering”), MICROSERV LLC, a Delaware limited liability company (“Microserv”), and HALIFAX ALPHANATIONAL ACQUISITION, INC., a Delaware corporation (“AlphaNational”; collectively with Halifax, Engineering and Microserv, “Borrower”), and PROVIDENT BANK (“Bank”), a Maryland banking corporation. This Addendum is given to supplement and amend the Fourth Amended and Restated Loan and Security Agreement dated as of June 29, 2007 by and between Borrower and Bank (“Loan Agreement”).
I.	DEFINITIONS. All capitalized terms used in this Addendum without definition shall have the meanings assigned to them in the Loan Agreement. The following terms have the following definitions (each definition is equally applicable to the singular and plural forms of the terms used, as the context requires):
1.	“Account Debtor” means any person or entity who is or who may become obligated to make payments to Borrower, including, but not limited to, payments owed to Borrower under, with respect to, or on account of Receivables.

2.	“At Risk Work” means work performed under any Government Contract or any other contract (i) for which funds have not been appropriated or allocated, (ii) that has not been awarded or (iii) for which all required contract documents, including any documents required to modify or renew a contract previously awarded, have not been executed.

3.	“Auxiliary Borrowing Base” means (i) an amount of up to 25% of Eligible Inventory, certified quarterly, minus (ii) such reserves and allowances as Bank in its sole discretion may from time to time deem necessary to protect the interests of Bank.

4.	“Borrowing Base” means: (i) an amount of up to 85% of Eligible Billed Receivables; minus (ii) such reserves and allowances as Bank in its sole discretion may from time to time deem necessary to protect the interests of Bank.

5.	“Eligible Billed Receivables” means Eligible Receivables that have been billed to the appropriate Account Debtor, are aged less than 90 days from the date of the initial invoice. For the purposes of this definition, the term “initial invoice” shall mean the first invoice relating to the applicable goods shipped or services rendered, and not any subsequent invoice relating thereto.

6.	“Eligible Inventory” means Inventory of Borrower which is deemed by Bank in Bank’s sole discretion to be eligible to be included in the Borrowing Base. Inventory which is at any time Eligible Inventory, but which subsequently fails to meet the requirements of Bank for eligibility, shall cease for all purposes to be Eligible Inventory. In addition to any other criteria for eligibility determined by Bank from time to time, Inventory shall not be deemed to be eligible without the written consent of Bank unless it meets the following minimum requirements: (i) it is owned by Borrower and it is not subject to any lien, assignment or claim (including any VDOT Vendor Liens/Assignments) except for the benefit of Bank; (ii) it is held for sale or lease or for furnishing under contracts of service in the ordinary course of Borrower’s business; (iii) it is new and unused or refurbished; (iv) it does not constitute work in progress; (v) it is not stored with a bailee, warehouseman or similar person or entity without Bank’s prior written approval and without appropriate documentation acceptable to Bank; (vi) it is not returned or repossessed merchandise; (vii) it constitutes finished goods; (viii) it does not constitute raw materials; and (ix) it complies with any additional criteria set forth from time to time in any written supplements to this Addendum or the Loan Agreement. Eligible Inventory does not include any Inventory delivered pursuant to the VDOT Contract. The value of Eligible Inventory shall be determined by Bank in Bank’s sole discretion at the least of: (i) Borrower’s net purchase cost or manufacturing cost; (ii) the lowest market prices or (iii) any price ceiling established under applicable laws.

7.	“Eligible Receivables” means Receivables of Borrower which are deemed by the Bank in its sole discretion to be eligible to be included in the Borrowing Base. A Receivable which is at any time an Eligible Receivable, but which subsequently fails to meet the requirements of Bank for eligibility, shall cease for all purposes to be an Eligible Receivable. In addition to any other criteria for eligibility determined by Bank from time to time, a Receivable shall not be deemed to be eligible without the written consent of Bank unless it meets the following minimum requirements: (i) it is genuine and is in all respects what it purports to be; (ii) it arises from goods sold or leased or from services performed in the ordinary course of Borrower’s business and the delivery or performance has been completed and unconditionally accepted by the Account Debtor, without dispute, offset, contingency (other than final audits of costs incurred under the Government Contracts) or allowance; (iii) Borrower has possession of, or has delivered to Bank, receipts or other satisfactory documentation evidencing delivery and acceptance; (iv) it is not subject to any security interest, lien, assignment or encumbrance (including any VDOT Vendor Liens/Assignments) except in favor of Bank; (v) it is not payable from an Account Debtor who is the subject of any bankruptcy or insolvency proceedings, and it is not in Bank’s opinion unlikely to be paid because of insolvency, potential bankruptcy, death or any other reason; (vi) it is not subject to any potential claim of a surety or bonding company; (vii) it does not arise from any transaction with any affiliated entity or person of Borrower, or employee of Borrower; (viii) it is not payable from any Account Debtor located outside of the United States unless the transaction giving rise to the Receivable is supported by a letter of credit, acceptance or other credit enhancement acceptable to Bank; (ix) it does not arise from any sale on approval or consignment, and it is not otherwise subject to any repurchase or return agreement; (x) if the Account Debtor is the Government and Borrower is a prime contractor, Borrower has as assigned its rights to receive payment to Bank in compliance with the Assignment of Claims Act; (xi) other than with respect to Receivables arising out of a Government Contract, the aggregate dollar amount of Receivables due from the Account Debtor does not exceed $500,000 or any other limit established by Bank in writing for the Account Debtor (unless the Bank otherwise gives Borrower notice in writing, such limit shall be, with respect to any Receivable due from (A) Colorado Springs HP Financial Service — $2 million and (B) IBM Corporation — $3 million); (xii) less than ninety (90) days have elapsed from the initial invoice date; (xiii) it is not payable by an Account Debtor with respect to which 50% or more of the dollar amount of that Account Debtor’s Receivables to Borrower have remained unpaid for more than ninety (90) days from the date of invoice or more than ninety (90) days from the due date of invoice; (xiv) it is not evidenced by chattel paper or instruments unless Bank has agreed in writing that it may be deemed eligible and all originals of such chattel paper or instruments have been endorsed and delivered to Bank; (xv) it is not subject to any offset and is not payable by any Account Debtor who is owed any sum by Borrower; (xvi) it does not include At-Risk Work, cost overruns, progress payments, costs incurred in excess of approved or allowed billing rates, rebilling or retainages; and (xvii) it complies with any additional criteria set forth from time to time in any written supplements to this Addendum or the Loan Agreement. Eligible Receivables do not include any Receivables from the VDOT Contract assigned to or subject to the lien of a third party.
8.	“Government” means the United States of America or any agency or instrumentality thereof.

9.	“Government Contract” means any contract with the Government under which Borrower is a prime contractor.

10.	“Inventory” means all of Borrower’s now owned and hereafter acquired inventory, wherever located, including, but not limited to, goods, wares, merchandise, materials, raw materials, parts, containers, goods in process, finished goods, work in progress, bindings or component materials, packaging and shipping materials and other tangible or intangible personal property held for sale or lease or furnished or to be furnished under contracts of service or which contribute to the finished products or the sale, promotion, storage and shipment thereof, all goods returned for credit, repossessed, reclaimed or otherwise reacquired by Borrower, whether located at facilities owned or leased by Borrower, in the course of transport to or from Account Debtors, placed on consignment, or held at storage locations, and all proceeds and products thereof and all rights thereto, including, but not limited to, all sales proceeds, all chattel paper related to any of the foregoing and all documents, including, but not limited to, documents of title, bills of lading and warehouse receipts related to any of the foregoing.

11.	“Receivables” means all of Borrower’s now owned and hereafter acquired and/or created accounts, accounts receivable, contracts, contract rights, instruments, documents, chattel paper, notes, notes receivable, drafts, acceptances, general intangibles (including, but not limited to, trademarks, tradenames, licenses and patents), and other choses in action (not including salary or wages), and all proceeds and products thereof, and all rights thereto, including, but not limited to, proceeds of Inventory and returned goods and proceeds arising from the sale or lease of or the providing of Inventory, goods, or services by Borrower, as well as all other rights of any kind, contingent or non-contingent, of Borrower to receive payment, benefit, or credit from any person or entity, including, but not limited to, the right to receive tax refunds or tax rebates.
II.	COVENANTS. Borrower covenants that:
A.	Eligibility of Receivables and/or Inventory. Within fifteen (15) days after learning thereof, Borrower shall notify Bank of any event or circumstance which disqualifies as an Eligible Receivable any Receivable reported to Bank as an Eligible Receivable, and any event or circumstance which Borrower has reason to know or believe would cause any Receivable reported to Bank as an Eligible Receivable to be disqualified as an Eligible Receivable. Within fifteen (15) days after learning thereof, Borrower shall notify Bank of any event or circumstance which disqualifies as Eligible Inventory any Inventory reported to Bank as Eligible Inventory, and any event or circumstance which Borrower has reason to know or believe would cause any Inventory reported to Bank as Eligible Inventory to be disqualified as Eligible Inventory. Bank may, at any time and without prior notice to Borrower and without the consent of Borrower, directly contact Account Debtors of Borrower and verify the existence and status of the Receivables.

B.	Concentration Caps. There shall be no Concentration Cap on U.S. Government Contracts. Except as otherwise provided for herein, the Concentration Cap for all receivables shall be $500,000.00, which may be modified with the prior written approval of Bank.

2

III.	REMEDIES. In addition to all other rights and remedies provided by law, the Loan Agreement and the Loan documents, Bank, on the occurrence of any default hereunder or thereunder, may reduce the Maximum Line of Credit Amount and/or the Borrowing Base.

IV.	GENERAL PROVISIONS. This Addendum is hereby made a part of the Loan Agreement.
     IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed this Addendum under seal as of the day and year first above written.
WITNESS OR ATTEST*:

*	Note: Attestation of a corporate officer’s capacity to sign by another corporate officer is required in all corporate transactions.

WITNESS/ATTEST:	HALIFAX CORPORATION

/s/ Constance A. Wilson	By:	/s/ Joseph Sciacca	(SEAL)

(Signature)		Joseph Sciacca
Chief Financial Officer

Constance A. Wilson	HALIFAX ENGINEERING, INC.
(Print Name)
	By:	/s/ Joseph Sciacca	(SEAL)

Joseph Sciacca
Vice President, Secretary and Treasurer

MICROSERV LLC

	By:	/s/ Joseph Sciacca	(SEAL)

Joseph Sciacca
Vice President, Secretary and Treasurer

HALIFAX ALPHANATIONAL ACQUISITION, INC.

	By:	/s/ Joseph Sciacca	(SEAL)

Joseph Sciacca
Vice President, Secretary and Treasurer

ACCEPTED AT FALLS CHURCH, VIRGINIA
AS OF THE DATE HEREOF

PROVIDENT BANK

	By:	/s/ E. Gaye Boyette	(SEAL)

E. Gaye Boyette
Senior Vice President

3

FINANCIAL COVENANTS ADDENDUM
THIS FINANCIAL COVENANTS ADDENDUM (“Addendum”) is dated as of June 29, 2007, by and between HALIFAX CORPORATION, a Virginia corporation (“Halifax”), HALIFAX ENGINEERING, INC., a Virginia corporation (“Engineering”), MICROSERV LLC, a Delaware limited liability company (“Microserv”), and HALIFAX ALPHANATIONAL ACQUISITION, INC., a Delaware corporation (“AlphaNational”; collectively with Halifax, Engineering and Microserv, “Borrower”) and, PROVIDENT BANK (“Bank”), a Maryland banking corporation. This Addendum is given to supplement and amend the Fourth Amended and Restated Loan and Security Agreement dated as of June 29, 2007, by and between Borrower and Bank (“Loan Agreement”).
I.	DEFINITIONS. The following terms have the following definitions (each definition is equally applicable to the singular and plural forms of the terms used, as the context requires):
A.	“Current Assets” means, at any time, the aggregate amount of all current assets, including, but not limited to, cash, cash equivalents, marketable securities, receivables maturing within twelve (12) months from such time, inventory (net of allowances for inventory valuation reserve), and prepaid expenses but excluding officer, stockholder and employee advances and receivables, all as determined in accordance with G.A.A.P.

B.	“Current Liabilities” means, at any time, the aggregate amount of all liabilities and obligations which are due and payable on demand or within twelve (12) months from such time, or should be properly reflected as attributable to such twelve (12) month period in accordance with G.A.A.P. Current Liabilities shall not include deferred income tax liabilities.

C.	“Current Ratio” means the ratio of Current Assets to Current Liabilities.

D.	“Debt Service Coverage Ratio” means the ratio of EBITDA to the sum of (i) Interest Expense and (ii) the current portion of long term debt excluding Subordinated Debt for the prior quarter.

E.	“EBITDA” means the sum of (i) the net income of Borrower, plus (ii) depreciation expense and amortization, plus (iii) Interest Expense, plus (iv) taxes, less (v) extraordinary gains, all determined in accordance with G.A.A.P.

F.	“G.A.A.P.” means, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

G.	“Interest Expense” means all finance charges reflected on the income statement as interest expense for all obligations of Borrower to any person, including, but not limited to, Bank, as shown on the balance sheet in accordance with G.A.A.P.

H.	“Obligations” means the “Obligations,” as defined in the Loan Agreement.

I.	“Subordinated Debt” means all obligations of Borrower to any person, payment of which has been expressly subordinated to all of the Obligations pursuant to a written agreement signed by Bank and the holder of such debt.

J.	“Tangible Net Worth” means the net worth of Borrower excluding all intangibles, including but not limited to, good will and intangible assets, all determined in accordance with G.A.A.P.

K.	“Total Liabilities” means all liabilities and obligations.
II.	FINANCIAL COVENANTS. Borrower shall remain in compliance with each of the covenants set forth in the Paragraphs below.
Borrower’s Initials:

/s/ JS	☑	A.	Borrower shall at all times maintain minimum Tangible Net Worth plus
Subordinated Debt of not less than $4,000,000.00. This shall be measured as of June 30, 2006 and the last date of each subsequent quarter.

/s/ JS	☑	B.	Borrower shall maintain a ratio of Total Liabilities less Subordinated
Debt to Tangible Net Worth plus Subordinated Debt of not greater than 4.0:1. This ratio shall be measured as of June 30, 2006 and the last date of each subsequent quarter.

1

/s/ JS	☑	C.	Borrower shall at all times maintain a Debt Service Coverage Ratio greater than or equal to 1.25:1 for the quarter ending on June 30, 2006 and the last day of each subsequent quarter.

/s/ JS	☑	D.	Borrower shall maintain a Current Ratio equal to or greater than 1.4:1 as of
June 30, 2006 and the last day of each subsequent quarter.
III.	GENERAL PROVISIONS. This Addendum is hereby made a part of the Loan Agreement.
IN WITNESS WHEREOF, and intending to be legally bound hereby , Borrower has executed this Addendum under seal as-of the day and year first above written.
WITNESS OR ATTEST*:

*	Note: Attestation of a corporate officer’s capacity to sign by another corporate officer is required in all corporate transactions.

WITNESS/ATTEST:	HALIFAX CORPORATION

/s/ Constance A. Wilson	By:	/s/ Joseph Sciacca	(SEAL)

(Signature)		Joseph Sciacca
Chief Financial Officer

Constance A. Wilson	HALIFAX ENGINEERING, INC.
(Print Name)
	By:	/s/ Joseph Sciacca	(SEAL)

Joseph Sciacca
Vice President, Secretary and Treasurer

MICROSERV LLC

	By:	/s/ Joseph Sciacca	(SEAL)

Joseph Sciacca
Vice President, Secretary and Treasurer

HALIFAX ALPHANATIONAL ACQUISITION, INC.

	By:	/s/ Joseph Sciacca	(SEAL)

Joseph Sciacca
Vice President, Secretary and Treasurer

ACCEPTED AT FALLS CHURCH, VIRGINIA
AS OF THE DATE HEREOF

PROVIDENT BANK

	By:	/s/ E. Gaye Boyette	(SEAL)

E. Gaye Boyette
Senior Vice President

2